UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2025

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of the Security Holders.

On June 10, 2025, Riot Platforms, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), during which the Company’s stockholders were asked to vote on the five (5) proposals submitted by the Company’s Board of Directors (the “Board”) for stockholder approval, as set forth in the Proxy Statement.

As disclosed in the Proxy Statement, the Board fixed April 14, 2025, as the record date for the Annual Meeting (the “Record Date”) and, pursuant to our Bylaws, only those shares of Company stock issued and outstanding as of the Record Date were eligible to participate in and vote at the Annual Meeting. As of the close of business on the Record Date, there were 350,287,550 shares of Company stock entitled to vote at the Annual Meeting.

The Company’s Bylaws require the presence of a quorum of at least one-third (33.333%) of the shares of Company stock eligible to vote at the Annual Meeting for business to be conducted. There were 213,125,690 shares of Company stock present at the Annual Meeting, in person or by proxy, constituting approximately 60.84% of the shares of Company stock eligible to vote at the Annual Meeting, satisfying our Bylaws’ quorum requirement.

At the Annual Meeting, the following five (5) proposals were voted on by the Company’s stockholders:

Proposal No. 1:Election of Directors

Proposal No. 2:Ratification of the Independent Auditors

Proposal No. 3:Advisory Vote on the Company’s Executive Compensation

Proposal No. 4:  Advisory Vote on the Frequency of Future Stockholder Advisory Votes on Executive Compensation

Proposal No. 5:Advisory Vote on the Declassification Proposal

The final voting results on each of the proposals at the Annual Meeting are set forth below:

Proposal No. 1: Election of Directors

Director Nominee	Director Class	Expiration of Term	Votes For	Votes Withheld	Broker Non-Votes
Jaime Leverton	Class I	2028 Annual Meeting	121,160,472	8,849,129	83,116,089
Douglas Mouton	Class I	2028 Annual Meeting	125,455,801	4,553,800	83,116,089

Accordingly, the director nominees, Ms. Jaime Leverton and Mr. Douglas Mouton, were elected by the stockholders to serve on the Board as Class I Directors, with terms of office expiring at the 2028 Annual Meeting and until successors are duly qualified and elected by the Company’s stockholders, or their earlier death, resignation or removal.

Proposal No. 2: Ratification of the Independent Auditors

For	Against	Abstaining	Broker Non-Votes

207,566,363	4,504,791	1,054,536	0

Accordingly, the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the year ending December 31, 2025, was ratified by in an advisory vote by the stockholders.

Proposal No. 3: Advisory Vote on the Company’s Executive Compensation

For	Against	Abstaining	Broker Non-Votes

40,809,685	88,549,493	650,423	83,116,089

Accordingly, by an advisory vote of the stockholders, the Company’s executive compensation for the year ended December 31, 2024, was not approved.

Proposal No. 4: Advisory Vote on the Frequency of Future Stockholder Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Abstaining	Broker Non-Votes

123,180,763	591,207	5,271,295	966,336	83,116,089

Accordingly, consistent with its stockholder vote, the Board has determined to hold a non-binding, advisory vote on the compensation of its named executive officers annually until the next required stockholder vote on the frequency of such advisory vote. The next stockholder vote on the frequency of such advisory vote currently is expected to be held at the 2031 annual meeting of stockholders.

Proposal No. 5: Advisory Vote on the Declassification Proposal

For	Against	Abstaining	Broker Non-Votes

103,784,881	25,784,714	440,006	83,116,089

Accordingly, the stockholder proposal requesting the declassification of the Board of Directors was approved by an advisory vote of the stockholders.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: June 16, 2025